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                                 EXHIBIT 10.2

                          SPECIAL TERMINATION AGREEMENT


         AGREEMENT made as of the 17th day of May, 1989, by and among Warren Bancorp, Inc., a Massachusetts Corporation (the "Company") and its subsidiary, Warren Five Cents Savings Bank, a Massachusetts savings bank with its main office in Peabody, Massachusetts (the "Bank") (the Bank and the Company shall be hereinafter collectively referred to as the "Employers") and Paul M. Peduto, an individual presently employed by the Bank as Executive Vice President (the "Executive")

         WHEREAS, the Bank and the Executive entered into a Severance Agreement dated as of April 16, 1986 (the "April 26, 1986 Agreement");

         WHEREAS, the Bank reorganized as of October 1, 1988 by having the Company become the holding company of the Bank; and

         WHEREAS, the parties hereto intend that this Agreement be deemed to be a restatement of the April 16, 1986 Agreement, and supersede the same in all respects.

         NOW, THEREFORE, in consideration of services performed and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

         1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services to be rendered by the Executive to the Employers and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

         2. Change in Control. A "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Company would be required to report in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission (or any successor Act) which are of similar effect; (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company; (iii) the sale, transfer or other disposition of all or substantially all of the assets

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of the Company to another person or entity; (iv) the election of Directors of the Company equal to one-third or more of the total number of Directors then in office who have not been nominated by the Company's Board of Directors or a committee thereof; or (v) the signing of an agreement, contract or other arrangement providing for any of the transactions described above in this definition of Change in Control; and, in the case of (i), (ii), (iii), (iv), or
(v) above, the Board of Directors of the Company has not consented to such event by a two-thirds vote of all of the members of such Board of Directors who were Directors on the date hereof or on the date of any extension hereof, which vote was adopted either prior to such event or within ninety (90) days thereafter.

         3. Terminating Event. A "Terminating Event" shall mean (a) termination by either or both of the Employers of the employment of the Executive with either or both of the Employers for any reason other than (i) death, (ii) disability, (iii) deliberate dishonesty of the Executive with respect to either of the Employers or any subsidiary or affiliate of either, or (iv) conviction of the Executive of a crime involving moral turpitude, or (b) resignation of the Executive from the employ of either of the Employers subsequent to the occurrence of any of the following events:

                  (i) A significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

                  (ii) A reasonable determination by the Executive that, as a result of a Change in Control, the Executive is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

                  (iii) A decrease in the total annual compensation payable by the Employers to the Executive other than as a result of a decrease in compensation payable to the Executive and to all other executive officers of the Employers on the basis of the Employers' financial performance.

         4. Severance Payment. Subject to the provisions of Section 5 below, in the event a Terminating Event occurs within three (3) years after a Change in Control, the Employers shall pay, in one lump-sum payment on the date of termination, to the Executive an aggregate amount equal to (x) three times the "base amount" (as defined in Section 280G(b) (3) of the Internal Revenue Code of 1986, as from time to time amended (the "Code")) applicable to the Executive, less (y) One Dollar ($1.00).


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         5. Limitation on Benefits.


                  (a) It is the intention of the Executive and of the Employers that no payments by the Employers to or for the benefit of the Executive under this Agreement shall be non-deductible to the Employers by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement, if by reason of the operation of said Section 280G any such payments when combined with any other payments under any other agreement exceed the amount which can be deducted by the Employers, such payments shall be reduced to the maximum amount which can be deducted by the Employers. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive under this or any other agreement or arrangement between the Executive and the Company, such excess payments shall be refunded to the Employers with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said
Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days after the Employers have sent him written notice of the need for such reduction, the Employers may determine the method of such reduction in their sole discretion.

                  (b) If any dispute between the Employers and the Executive as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Employers and the Executive, either the Employers or the Executive after giving three days written notice to the other, may refer the dispute to a partner in the Massachusetts office of a firm of independent certified public accountants selected jointly by the Employers and the Executive. The determination of such partner as to the amount to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Employers and the Executive. The Employers shall pay, as they are incurred, the costs of any such determination.

         6. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

         7. Term. This Agreement shall take effect on the day first above written, and shall terminate upon the earlier of (a) the termination by the Employers of the employment of the Executive because of death, deliberate dishonesty of the Executive with respect to either of the Employers or any subsidiary or affiliate of either, or conviction of

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the Executive of a crime involving moral turpitude, (b) the resignation or termination of the Executive for any reason prior to a Change in Control, or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(iii) of this Agreement.

         8. Withholding. In making any payments under this Agreement the Employers shall withhold any tax or other amounts required to be withheld by the Employers under applicable law.

         9. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employers, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. This arbitration provision shall not be used for matters of the type referred to in
Section 5(b), except to settle the selection of the accounting partner described in said section in the event that the Employers and the Executive cannot agree on the selection.

         10. Assignment. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employers may assign their rights and obligations under this Agreement without the consent of the Executive in the event either of the Employers shall hereafter effect a reorganization, consolidate with or merge into any other person or entity, or transfer all or substantially all of its properties or assets to any other entity or person. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due to the Executive under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation).

         11. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall

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not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; provided, however, that the Employers shall not be obligated to make any payments under this Agreement in the event that doing so would violate any law, regulation, or regulatory directive applicable to the Company or the Bank.

         12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         13. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive maintained in the books and records of the Employers; in the case of the Bank, at its main offices attention of the Clerk; or in the case of the Company, at its main offices attention of the Clerk.

         14. Election of Remedies. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Employers and the Executive or a breach of any of the Executive's obligations as an employee of the Employers and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employers' benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement the Executive may then have with the Employers, provided, however, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as the Executive may have under any such employment agreement, but may not elect to receive both.

         15. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of each of the Company and the Bank.

         16. Allocation of Obligations Between Employers. The obligations of the Employers under this Agreement are intended to be the joint and several obligations of the Bank and the Company. The Employers shall, as between themselves, allocate these obligations in a manner agreed by them.


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         17. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHERETO, this Agreement has been executed as a sealed instrument by the Company and the Bank, by their duly authorized officers, and by the Executive, as of the date first above written.


WITNESS:

      /s/ Susan G. Ouellette                   /s/ Paul M. Peduto
---------------------------------     ------------------------------------------


[Seal]

ATTEST:                               WARREN BANCORP, INC.


      /s/ Karen A. Kezerian           By:      /s/ Stephen F. O'Sullivan
---------------------------------        ---------------------------------------
         Secretary                             Chairman of the Board, President,
                                      Title:   and Chief Executive Officer
                                            ------------------------------------


[Seal]


ATTEST:                               WARREN FIVE CENTS SAVINGS BANK


      /s/ Karen A. Kezerian           By:      /s/ Stephen F. O'Sullivan
----------------------------------    -----------------------------------------
         Clerk                                 Chairman of the Board, President.
                                      Title:   and Chief Executive Officer
                                            ------------------------------------

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